Exhibit 10.34
Resignation and Release Agreement
This Agreement is entered into as of the 15th day of November 2013, by and among Patrick F. McGuiness, an individual with his principal residence at 8 Christopher Drive, Colts Neck, NJ 07722 (“Employee”), Tiffany and Company, a New York corporation with executive offices at 200 Fifth Avenue, New York, NY 10010 (“Employer”) and Tiffany & Co., a Delaware corporation with offices at 200 Fifth Avenue, New York, NY 10010 (“Parent”).
RECITALS

This Agreement is made on the basis of the following recitals:
First, Employee has determined to resign his position with Employer and seek employment elsewhere.
Second, Employer wishes to obtain a release of claims from Employee.
Third, if Employee provides and does not revoke a release of claims, Employer will pay or otherwise provide severance benefits and Parent will adjust the terms of, and make certain payments under, certain Equity Awards, all as provided for below.
Fourth, this Agreement is authorized under the guidelines adopted by Parent’s Board of Directors on September 18, 2013.
NOW THEREFORE, in consideration of the mutual promises contained herein, and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
1.Defined Terms. The following words and phrases shall have the meanings hereinafter ascribed to them when used in this Agreement:
“2005 Incentive Plan” means the Parent’s 2005 Employee Incentive Plan, as amended May 18, 2006.
“2011 PSUs” 13,000 performance-based restricted stock units granted by Parent to Employee in January of 2011.
“2011 Restricted Stock Units” means the grant of 7,500 restricted stock units made by Parent to Employee on June 21, 2011.
“2013 Award Percentage” means the average percentage of individual bonus targets for actual bonuses paid to Senior Vice Presidents for the fiscal year ending January 31, 2014, such average percentage to be determined in March of 2014 after such bonuses are authorized by Parent’s board of directors.
“2013 Bonus Benefit” means a dollar amount calculated by means of the following formula: [$257,000] * [2013 Award Percentage] * [83%].

“COBRA Costs” means the cost of continued coverage for Employee, his spouse and his dependent children under the health care continuation provisions of the federal Consolidated Omnibus Budget Reconciliation Act of 1986, as amended.
“Code” means the Internal Revenue Code of 1986, as amended, and the regulations and guidance promulgated thereunder.
“Common Share” means as a Parent’s common stock, $0.01 par value.
“Employer Board” means the board of directors of Employer.
“Employment Termination Date” means November 27, 2013.
“Equity Award” means an award made under the terms of the 2005 Incentive Plan.
“Insurance Policy” means the Connecticut General Life Insurance Company Policy owned by and insuring the life of Employee.
“Option Tranches” means the following tranches (installments) of option grants made to Employee under the 2005 Incentive Plan:

Grant Date	Scheduled Vest Date	Number of Common Shares	Strike Price
1/20/10	1/20/14	5,000	$43.37
1/20/11	1/20/14	4,250	$58.00
6/21/11	6/21/14	20,000	$76.85
1/18/12	1/18/14	4,500	$60.54
1/16/13	1/16/14	4,500	$63.76

“Outplacement Benefits” means one –year of paid executive premium outplacement benefits with Lee Hecht Harrison.
“Pre-existing Non-Competition Covenants” means the Non-Competition and Confidentiality Covenants given by Employee to and for the benefit of Employer and its Affiliates on July 14, 2005.
“Release” means the Release of Claims attached hereto as Exhibit A given by Employee as provided in Section 15 below.

“Revocation Period” means seven-day period provided for in the Release during which Employee may revoke the Release.
“Senior Vice Presidents” means persons employed by Employer as of January 31, 2014 and having the title of Senior Vice President
“Severance Amount” means the gross amount of $899,000.
“Tiffany Affiliated Group” shall have the meaning provided in the Release.

2.
Resignation from Employment and Positions. In consideration Employer’s and Parent’s obligations set forth in Sections 4 and 5 below, and effective as of the Employment Termination Date, Employee hereby resigns from employment with Employer, as chief financial officer of Parent and from all other positions that Employee holds within the Tiffany Affiliated Group. At the request of Employer, Employee agrees to promptly execute letters of resignation directed to each of the member companies of the Tiffany Affiliated Group that he serves as either an officer or a director. These resignations shall be effective as of the date of this Agreement regardless of whether the Release Date, as defined below, occurs.

3.	Signature of Release. Employee has signed and submitted the Release to Employer and Parent; the Release has been dated as of the date of this Agreement.

4.
Severance Benefits to be Provided by Employer: As provided in the Release, Employee shall have seven days to revoke the Release. Once the Release has become, by its terms, non-revocable (the “Release Date”), Employer shall be obligated to make the following payments and provide the following benefits to Employee (subject in each instance to necessary withholdings as provided in Section 12(g) below):

(a)	Severance Amount. Employer will pay the Severance Amount to Employee in a lump sum by check within ten (10) days of the Release Date;

(b)	Insurance Policy. Employer shall surrender custody of the Insurance Policy to Employee within ten (10) days of the Release Date;

(c)
2013 Bonus Benefit. Employer will pay the 2013 Bonus Benefit to Employee when bonuses in respect of the fiscal year ending January 3,1 2014 have been determined and paid to Senior Vice Presidents, provided that such payment will be made no later than May 15, 2014;

(d)	Outplacement. Employer will provide the Outplacement Benefits as soon as practicably possible after the Release Date; and

(e)
COBRA Costs. Employer will reimburse Employee for COBRA Costs incurred by him for up to eighteen (18) months of coverage. To qualify for this reimbursement, Employee must submit evidence of payment to Employer. This reimbursement obligation will cease at such time as Employee becomes eligible for health care coverage with a subsequent employer.

5.
Adjustments and Payment of Equity Awards to be Made by Parent. Once the Release Date has occurred, Parent shall be obligated as follows to Employee (subject in each instance to necessary withholdings as provided in Section 12(g) below):

(a)
Early Vesting of Option Tranches. Parent will provide that each of the Option Tranches may be exercised by Employee in accordance with all other terms of the option grants. Such action will be taken within five (5) days of the Release Date through adjustment to Employee’s account with e*Trade Securities.

(b)
Extended Exercise Period for Vested Options. Parent will provide that all vested and exercisable option grants made to Employee by Parent under the 2005 Incentive Plan, including the Option Tranches, may be exercised by Employee in accordance with all other terms of the option grants for one year following the Employment Termination Date, provided that no option, or any installment thereof, may be exercised by Employee more than ten years after its associated grant date. Such action will be taken within five (5) days of the Release Date through adjustment to Employee’s account with e*Trade Securities.

(c)
Early Vesting – 2011 Restricted Stock Units. Parent will early-convert the 2011 Restricted Stock units to Common Shares and issue such Common Shares, less shares withheld to cover taxes, to Employee’s account with e*Trade Securities. Such action will be taken within five (5) days of the Release Date.

(d)
2011 PSUs. Parent will convert a portion of the 2011 PSUs to Common Shares and issue such Common Shares to Employee (less shares withheld to cover taxes). Such portion shall be determined after Parent’s financial results for the fiscal year ending January 31, 2014 have been published. Based upon Parent’s cumulative financial results over the three-year performance period ending January 31, 2014, the Compensation Committee of Parent’s board of directors will first determine what percentage, if any, of the performance-based restricted stock units granted in January of 2011 to the Senior Vice Presidents will be converted to Common Shares. That percentage will be applied to 13,000 stock units and the product of that calculation shall be multiplied by 94%. Parent shall issue the net Common Shares resulting from the foregoing operations to Employee’s account with e*Trade Securities on such date as the comparable shares are issued to the Senior Vice Presidents, but not later than June 1, 2014. By way of example and not of limitation, if, based on financial results, 50% of the units awarded to the Senior Vice Presidents, will be converted, 6,110 Common Shares, gross, will be allocated to Employee (13,000*.5*.94). After withholding shares necessary to pay taxes, the net amount of Common Shares will be issued to Employee.

6.    Arbitration and Equitable Relief. Employee, Employer and Parent agree that any and all disputes arising out or relating to the interpretation or application of this Agreement, shall be subject to arbitration in New York, New York, under the then existing Commercial Arbitration Rules of the American Arbitration Association. Arbitration proceedings shall be conducted before a single arbitrator. Without limit to her or his general authority, the arbitrator shall have the right to order reasonable discovery in accordance with the Federal Rules of Civil Procedure. The final decision of the arbitrator shall be binding and enforceable without further legal proceedings in court or otherwise, provided that any party to such arbitration may enter judgment upon the award in any court having jurisdiction. The final decision arising from the arbitration shall be accompanied by a written opinion and decision which shall describe the rationale underlying the award and shall include findings of fact and conclusions of law. The cost of such arbitration shall be borne equally by the parties and each party to the arbitration shall bear its own attorney’s fees. Notwithstanding any provision in this Section 5, the requirement to arbitrate disputes shall not apply to any action to enforce this Agreement by means of temporary or permanent injunction or other appropriate equitable relief.
7.    Acknowledgements as to Equity Awards. All Equity Awards remain in full force and effect in accordance with their terms as of the date of this Agreement and nothing stated in this Agreement is intended to modify the terms of any Equity Awards except as expressly stated in Section 5 above. Except as expressly stated in Section 5 above, such Equity Awards remain outstanding and subject to their original terms and conditions. For the avoidance of doubt, it is understand that those tranches of the Equity Awards that have not vested as of the Employment Termination Date will not vest and will be cancelled, in accordance with their terms, except as stated in Section 5 above.
8.     Acknowledgements as to Retirement Plans and Indemnity Agreement. Nothing contained in this Agreement is intended to alter Employee’s rights under, or the obligations of Employer or Parent, as the case may be, under any of the “Retirement Plans” or the “Indemnity Agreement” (as those terms are used in the Release). All Retirement Plans remain subject to the written plans, agreements, policies and practices by which such Retirement Plans exist and are administered.
9.    Acknowledgements as to Pre-existing Non-Competition Covenants. Employer and Parent acknowledge that Section 2(i) (non-competition in Retail Jewelry Trade or in the Wholesale Jewelry Trade) of the Pre-existing Non-Competition Covenants does not apply to Employee. The parties acknowledge that remaining provisions of such Covenants remain in force.
10.    Mitigation of Damages. Employee shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise after the termination of his employment hereunder, and any amounts earned by Employee, whether from self-employment, as a common-law employee or otherwise, shall not reduce the amount of any payment otherwise payable to him by the Employer.
11.    Code Section 409A. Notwithstanding anything herein to the contrary, any benefits and payments provided under this Agreement, under any retirement plan or under any of the Equity Awards, that are payable or provided to Employee in connection with a termination of employment that constitute non-qualified deferred compensation within the meaning of Code

Section 409A shall not commence in connection with Employee’s termination of employment unless and until Employee has also incurred a “separation from service” (as such term is defined in Treasury Regulation Section 409A-1(h)) (“Separation from Service”). For the avoidance of doubt, it is intended that all payments under this Agreement comply with, or be exempt from, Code Section 409A and, accordingly, to the maximum extent permitted this Agreement shall be interpreted in accordance with such intent. In case any one or more provisions of this Agreement fails to comply with the provisions of Code Section 409A, the remaining provisions of this Agreement shall remain in effect, and this Agreement shall be administered and applied as if the non-complying provisions were not part of this Agreement.  The parties in that event shall endeavor to agree upon a reasonable substitute for the non-complying provisions, to the extent that a substituted provision would not cause this Agreement to fail to comply with Code Section 409A, and, upon so agreeing, shall incorporate such substituted provisions into this Agreement. If Employee is deemed on the date of termination to be a “specified employee” within the meaning of that term under Code Section 409A(a)(2)(B), then with regard to any payment that is considered non-qualified deferred compensation under Code Section 409A payable on account of a Separation from Service, such payment or benefit shall be made or provided at the date which is the earlier to occur of: (i) the date that is six months and one day after Employee’s Separation from Service or (ii)the date of Employee’s death that occurs after Employee’s Separation from Service (the “Delay Period”). Upon the expiration of the Delay Period, all payments and benefits delayed pursuant to this Section 13 (whether they would have otherwise been payable in a single sum or in installments in the absence of such delay) shall be paid or reimbursed to Employee in a lump sum on the first business day following the end of the Delay Period, and any remaining payments and benefits due under this Agreement shall be paid or provided in accordance with the normal payment dates specified for such payment or benefit. In no event may Employee, directly or indirectly, designate the calendar year of any payment that is considered nonqualified deferred compensation. Each payment made under this Agreement shall be designated as a “separate payment” within the meaning of Code Section 409A. This Section 13 shall be administered, construed and interpreted in a manner consistent with the requirements of Code Section 409A. The reference to any payment in this Section 13 shall not imply any characterization of such payment for purposes of Code Section 409A.
12.    Miscellaneous Provisions.

(a)
The laws of the State of New York, without giving effect to its conflicts of law principles, govern all matters arising out of or relating to this Agreement and all of the prohibitions and remedies it contemplates, including, without limitation, its validity, interpretation, construction, performance and enforcement.

(b)	Each Person giving or making any notice, request, demand or other communication (each, a “Notice”) pursuant to this Agreement shall

(i)	give the Notice in writing; and

(ii)	use one of the following methods of delivery, each of which for purposes of this Agreement is a writing:

(A)	Personal delivery.

(B)	Registered or Certified Mail, in each case, return receipt requested and postage prepaid.

(C)	Nationally recognized overnight courier, with all fees prepaid.

(c)
Each Person giving a Notice shall address the Notice to the recipient (the “Addressee”) at the address appearing at the top of this Agreement or to a changed address designated in a Notice. In the case of Notice to Employer, Notice shall be addressed to Employer “in care of the General Counsel.”

A Notice is effective only if the person giving the Notice has complied with subsections (b) and (c) and if the Addressee has received the Notice. A Notice is deemed to have been received upon receipt as indicated by the date on the signed receipt, provided, however, that if the Addressee rejects or otherwise refuses to accept the Notice, or if the Notice cannot be delivered because of a change in address for which no Notice was given, then upon such rejection, refusal or inability to deliver such Notice will be deemed to have been received. Despite the other clauses of this subsection (d), if any Notice is received after 5:00 p.m. on a business day where the Addressee is located, or on a day that is not a business day where the Addressee is located, then the Notice is deemed received at 9:00 a.m. on the next business day where the Addressee is located.

(d)
This Agreement shall not be amended except by a subsequent written Agreement that has been executed by Employee and on behalf of Employer by a duly authorized officer of Employer. Employee’s obligations under this Agreement may not be waived, except pursuant to a writing executed on behalf of Employer.

(e)	This Agreement supersedes and replaces all prior discussions, agreements, memoranda and understanding concerning the separation of Employee from employment with Employer.

(f)
Any reference in this Agreement to the singular includes the plural where appropriate, and any reference in this Agreement to the masculine gender includes the feminine and neuter genders where appropriate. The descriptive headings of the sections of this Agreement are for convenience only and do not constitute part of this Agreement.

(g)
All payments and share issuance made under this Agreement or under the Equity Awards shall be subject to withholding for applicable payroll and other taxes and such deductions as Employee shall have elected or as otherwise required by Employer’s benefit plans or practices. It is anticipated that Common Shares will be withheld from restricted stock unit conversions and that withholding on option exercises will be effected through simultaneous sale of Common Shares to cover withholdings.

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date first written above.

/s/ Patrick F. McGuiness
Patrick F. McGuiness
(“Employee”)

Tiffany and Company
(“Employer”)

By: /s/ Michael J. Kowalski
Michael J. Kowalski
Chief Executive Officer

Tiffany & Co.
(“Parent”)

By: /s/ Michael J. Kowalski
Michael J. Kowalski
Chief Executive Officer

Exhibit A

Release of Claims.

a.
Intended Scope of Release; Persons Released. The undersigned Employee intends to release the Tiffany Released Parties from all claims relating to his employment with the Employer and his separation from such employment except as provided in paragraph (c) below.

b.
Defined Terms. As used in this document “Employee” means the undersigned Employee. “Employer” means Tiffany and Company, a New York corporation; “Parent” means Tiffany & Co., a Delaware corporation; “Affiliate” means, with reference to any Person, any second Person that controls, is controlled by, or is under common control with, any such first Person, directly or indirectly; “Person” means any individual, firm, corporation, partnership, limited partnership, limited liability partnership, business trust, limited liability company, unincorporated association or other entity, and shall include any successor (by merger or otherwise) of such entity; “Tiffany Affiliated Group” means Parent and those Affiliates of Parent, including Employer, that are controlled directly or indirectly by Parent; and “Tiffany Released Parties” means each member of the Tiffany Affiliated Group, and their respective officers, directors, employees, agents and Affiliates (each a “Tiffany Released Party”): “Pension Plan” means Employer’s Pension Plan, a tax-qualified plan; “Excess Plan” means the 2004 Tiffany and Company Un-funded Retirement Income Plan to Recognize Compensation In Excess of Internal Revenue Code Limits, Amended and Restated as of October 31,2011; “Retirement Savings Plan” means Parent’s Employee Profit Sharing and Retirement Savings Plan; “Deferral Plan” means Employer’s Amended and Restated Executive Deferral Plan; “Retirement Plans” means the Pension Plan, the Excess Plan, the Retirement Savings Plan and the Deferral Plan; and “Indemnity Agreement” means that Indemnity Agreement entered into between Parent and Employee and dated as of March 2005.

c.
Claims Not Released. Notwithstanding anything herein to the contrary, Employee’s waiver and release set forth herein shall not extend to the following: (i) any rights, remedies or claims Employee may have in enforcing the terms of the Resignation and Release Agreement to which the form of this Release of Claims was attached as an Exhibit A (the “Comprehensive Agreement”): (ii) any rights Employee may have with respect to any employee benefit plan or program (including, but not limited to, the Retirement Plans) in which Employee participates or participated (or was eligible to participate) or under any “Equity Award” as defined in the Comprehensive Agreement; (iii) Employee’s rights to medical benefit continuation coverage pursuant to federal law (COBRA) or claims to unemployment compensation; (iv) reimbursement for business expenses in accordance with the Employer’s reimbursement policy (v) Employee’s eligibility for, or right to receive, indemnification and/or advancement of expenses whether in accordance with applicable laws, the certificate of incorporation and/or by-laws of any member of the Tiffany Affiliated Group or pursuant to the Indemnity Agreement; (vi) any rights Employee may have to obtain contribution as permitted by law in the event of entry of judgment against Employee as a result of any act or failure to act for which any member(s) of the Tiffany Affiliated Group and Employee are jointly liable; (vii) any rights Employee may have with respect to workers’ compensation or other similar laws; and (viii) any rights or claims that arise after the date Employee executes this Release of Claims or that otherwise may not be lawfully released and/or waived (collectively, the “Excluded Claims”). Notwithstanding any other provision of this Release, nothing in this Release shall limit or restrict Employee’s rights to bring a claim against any Tiffany Released Parties with respect to the Excluded Claims.

d.
Employee Claims Released. Except for the Excluded Claims, and in exchange for the payments and other consideration provided for in Comprehensive Agreement, the sufficiency of which is hereby acknowledged by Employee, Employee releases and forever discharges the Tiffany Released Parties from any and all claims of every kind and nature relating to Employee’s employment with the Employer and Employee’s separation from such employment. Except for the Excluded Claims, this includes known and unknown claims arising out of, or in any way connected with the following: Employee’s employment with Employer prior to the date Employee signs this release; Employee’s resignation from employment or the manner in which it was communicated or handled; Employee’s treatment by the Tiffany Released Parties prior to the date Employee signs this release; any damages (emotional, physical, to Employee’s reputation or otherwise) that Employee may have suffered prior to the date Employee signs this release; and any claims in the nature of discrimination on the basis of age, disability, citizenship, sex, race, religion, marital status, nationality, sexual preference or any other basis whatsoever, including rights that Employee may have under state or federal law providing for paid or unpaid leave. This release covers claims under the federal Age Discrimination in Employment Act.

e.
Release Made on Behalf of Employee and Others. The release given by Employee is made on his own behalf and on behalf of any persons who might claim a right to money because of their relationship with Employee, such as a spouse.

f.
No Lawsuits. Except (a) with respect to the Excluded Claims and (b) as provided under subsection (h) (iii) below, Employee agrees that he will not file, cause to be filed, or participate in or assist in the prosecution of, any legal proceeding against any of the Tiffany Released Parties in or before any agency, court or other forum for any act or failure to act that occurred prior to the date this document was signed. However, nothing in this subsection (m) shall prevent Employee’s participation in any proceeding in compliance with a summons that requires such participation, or Employee’s filing of a charge or otherwise participating in administrative proceedings or investigations of the federal Equal Employment Opportunity Commission, although Employee hereby waives any right to monetary relief in connection with such charge.

g.
Violations of Legal Rights Released. Except for the Excluded Claims, this release releases the Released Parties from any and all acts that may have violated Employee’s rights under any contract or principle of law or any federal, state or local fair employment practice or civil rights law including the federal Americans with Disabilities Act, the federal Family Leave Act and any other statute, executive order, law, ordinance or decision, and any other duty or obligation of any kind or description. This release also releases Employee’s rights under the federal Age Discrimination in Employment Act.

h.
Age Discrimination in Employment Act. While the above release is intended to be a general release of all claims, federal law imposes certain additional requirements for such a release to be completely effective. The law requires that for any such release to address rights or claims arising under the federal Age Discrimination in Employment Act, it must, among other things, make specific reference to that act, afford Employee at least twenty-one (21) days to consider the release and seven (7) days to revoke Employee’s agreement, advise Employee in writing to consult with an attorney and provide Employee with specific disclosures.

(i)
Once Employee has signed this release, he will have seven (7) days to revoke (i.e., change his mind) in respect of this release. This release shall not become effective or enforceable until the seven (7) day revocation period has expired without revocation by Employee. If Employee chooses to revoke this release, Employee must do so by written notice to the Employer.

(ii)	Employee is advised to consult with an attorney before signing this release or the Comprehensive Agreement.

(iii)
Nothing contained in this release shall prevent Employee from challenging this release on the basis that Employee did not knowingly and voluntarily release any claims that Employee might have under the federal Age Discrimination in Employment Act or on the basis that Employee did not knowingly and voluntarily agree to refrain from filing a lawsuit under the federal Age Discrimination in Employment Act. Employer will not be permitted to recover attorneys’ fees or other damages resulting from Employee filing a lawsuit under this subsection (h) (iii). Further, Employee will not be required to repay any consideration paid to Employee by the Employer for this release as a condition to filing or maintaining an action or a charge of age discrimination. However, if the court rules that Employee did not knowingly and voluntarily release Employee’s age discrimination claims, and if the court also rules that Employer discriminated against Employee on the basis of age, a court has the discretion to determine that the Employer is entitled to repayment from any money awarded to Employee, such repayment not to exceed the amount of the award to Employee.

i.
Attorneys’ Fee and Costs. If it becomes necessary for either Employee or Employer to resort to legal process to enforce the terms of this release, the successful party in such litigation, shall, in addition to any award of damages, costs or injunctive relief otherwise obtained, be entitled to an award of reasonable attorney’s fees incurred in so enforcing the terms of this release. Notwithstanding the foregoing, Employer acknowledges that it shall not be permitted to recover attorneys’ fees and/or damages from Employee because of the filing of an ADEA lawsuit. However, neither shall be precluded from recovering attorneys’ fees or costs specifically authorized under federal law.

Executed this 15th day of November, 2013

______________________________
Patrick F. McGuiness